UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








        Date of Report (Date of earliest event reported): August 27, 1998


                         Louisiana Casino Cruises, Inc.
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             (Exact name of registrant as specified in its charter)

Louisiana                        33-73534                    72-1196619
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (504) 381-7777
                                                    ------------------

                                       N/A
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          (Former name or former address, if changed since last report)



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



Item 5.  Other Events.

        On July 29, 1998, Louisiana Casino Cruises, Inc., a Louisiana corporation (the "Company"), commenced an offer to purchase for cash up to $4,937,500 aggregate principal amount of its 11 1/2% First Mortgage Notes Due 1998 (the "Notes") for 100% of their principal amount plus accrued interest to but not including the payment date. The offer expired at 5:00 p.m. New York City time, on August 27, 1998. Of the $43,827,000 aggregate principal amount of Notes outstanding, no Notes were tendered in the offer.

         The offer was made pursuant to the requirements of the Indenture, dated as of November 15, 1993 (the "Indenture"), between the Company and The Bank of New York, as successor Trustee. The $4,937,500 aggregate principal amount of Notes offered to be purchased equaled the amount of the Company's Cumulative Excess Cash Flow (as defined in the Indenture) for the six-month period ended May 31, 1998. As required by the Indenture, a portion of the Cumulative Excess Cash Flow not used to purchase Notes in the offer ($3,875,500) may only be used for the acquisition of Notes in the open market. The remaining portion ($1,062,000) is considered Cash Available for Reinvestment and is available for use for the limited purposes provided in the Indenture.

         On September 15, 1998, the Louisiana Gaming Control Board approved a mutually satisfactory resolution to a regulatory inquiry relating to a 1994 stock ownership issue whereby the Company agreed to reimburse the Riverboat Gaming Enforcement Division of the State Police (the "Division") $50,000, constituting the Division's costs and expenses of conducting the investigation, and to pay a fine of $200,000.

         The Company also will be expanding its Board of Directors, subject to the satisfaction of any applicable regulatory requirements, to consist of Sherwood M. Weiser (Chairman of the Board), W.Peter Temling, Dan S. Meadows, Thomas L. Meehan and Leon R. Tarver,II. Mr. Weiser is Chairman and Chief Executive Officer of CRC Holdings, Inc.("CRC"), the owner of 60% of the Company's common stock. Mr. Meehan is one of the original shareholders of LCCI and was a prior Director of the Company.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         LOUISIANA CASINO CRUISES, INC.



Dated: September 21, 1998                              By: /s/ W. Peter Temling
                                                      ------------------------
                                                      W. Peter Temling
                                                      Chief Financial Officer




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